Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)__

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

700 South Flower Street,
Suite 500
Los Angeles, CA	90017
(Address of principal executive offices)	(Zip code)
Rhea L. Murphy, Legal Department
The Bank of New York Mellon Trust Company, National Association
700 South Flower Street, Suite 500
Los Angeles, California 90017
(213) 630-6476
(Name, address and telephone number of agent for service)

MERGE HEALTHCARE INCORPORATED
(Exact name of obligor as specified in its charter)

Delaware	39-1600938
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

900 Walnut Ridge Drive
Hartland, Wisconsin	53029
(Address of principal executive offices)	(Zip code)

11.75% Senior Secured Notes due 2015
and Guarantees of 11.75% Senior Secured Notes due 2015
(Title of the indenture securities)

Item 1. General Information
Item 2. Affiliations with Obligor
Item 16. List of Exhibits
SIGNATURE

GUARANTORS

Exact Name of Obligor as	State or Other Jurisdiction of	I.R.S. Employer	Address of Principal
Specified in its Charter	Incorporation or Organization	Identification Number	Executive Offices

AMICAS, Inc.	Delaware	59-2248411	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Amicas PACS, Corp.	Delaware	04-3302594	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Camtronics Medical Systems, Ltd.	Wisconsin	39-1560586	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Cedara Software (USA) Limited	Delaware	98-0424611	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Confirma Europe LLC	Washington	N/A	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Emageon Inc.	Delaware	63-1240138	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Merge Asset Management Corp.	Delaware	N/A	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Merge CAD Inc.	Washington	91-1871506	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Merge eClinical Inc.	Delaware	20-0308891	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Merge eMed, Inc.	Delaware	04-3155965	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Requisite Software Inc.	Delaware	27-1023435	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Stryker Imaging Corporation	Delaware	65-1017159	900 Walnut Ridge Drive Hartland, Wisconsin 53029
Ultravisual Medical Systems Corporation	Delaware	39-1994774	900 Walnut Ridge Drive Hartland, Wisconsin 53029

Item 1. General Information.
     Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
          Comptroller of the Currency, Washington, D.C. 20219
          Federal Reserve Bank, San Francisco, California 94105
          Federal Deposit Insurance Corporation, Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
     Yes.
Item 2. Affiliations with Obligor.
          If the obligor is an affiliate of the trustee, describe each such affiliation.
          None.
     Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.
Item 16. List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association. (Exhibit 1 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed on January 11, 2005 with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed on October 28, 2009 with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 14th day of September, 2010.
THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION

By:	/s/ Y. Ash
	Name:	Y. Ash
	Title:	Vice President

EXHIBIT 6
The consent of the Trustee required by Section 321 (b) of the Act
September 14, 2010
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the qualification of an indenture by and among Merge Healthcare Incorporated, the Guarantors named therein, and The Bank of New York Mellon Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company,
National Association

By: Name:	/s/ Y. Ash Y. Ash
Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business June 30, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,097
Interest-bearing balances	1,319
Securities:
Held-to-maturity securities	12
Available-for-sale securities	647,932
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	112,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,065
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	230,506
Other assets	161,731

Total assets	$2,022,976

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	559
Noninterest-bearing	559
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	216,295
Total liabilities	485,545
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not Available
Retained earnings	412,936
Accumulated other comprehensive income	1,975
Other equity capital components	0
Not Available
Total bank equity capital	1,537,431
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,537,431

Total liabilities and equity capital	2,022,976

     I, Karen Bayz, Chief Financial Officer of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz     )           Chief Financial Officer
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)